EXHIBIT 21

                                  SUBSIDIARIES
                                  ------------

                                            Jurisdiction of     Percentage Owned
Subsidiaries                                Incorporation         By Registrant
------------                                -------------         -------------

DCA Medical Services, Inc.                  Florida                   100%
DCA of Central Valdosta, LLC                Georgia                   100%
DCA of Fitzgerald, LLC                      Georgia                   100%
DCA of Homerville, LLC                      Delaware                  100%
DCA of SO. GA., LLC                         Delaware                  100%
DCA of Chevy Chase, LLC                     Maryland                   80%
Dialysis Services of NJ, Inc.-
               Manahawkin                   New Jersey                 80%
DCA of Vineland, LLC                        New Jersey                 51%
DCA of Cincinnati, LLC                      Ohio                       60%
Dialysis Services of PA, Inc. -
               Carlisle                     Pennsylvania               80%
Dialysis Services of PA, Inc. -
               Chambersburg                 Pennsylvania               80%
Dialysis Services of Pennsylvania,
               Inc. - Lemoyne               Pennsylvania              100%
DCA of Mechanicsburg, LLC                   Pennsylvania              100%
Dialysis Services of Pennsylvania,
               Inc. - Wellsboro             Pennsylvania              100%
Renal Services of Pa., Inc.*                Pennsylvania              100%
Dialysis Services of NJ, Inc. -
               Toms River*                  New Jersey                 80%

* inactive.